SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2003

Bank of Granite Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-15956	56-1550545

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

P.O. Box 128, 23 North Main Street,
Granite Falls, North Carolina 28630

(Address of Principal Executive Offices)
(Zip Code)

(828) 496-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.      Acquisition or Disposition of Assets

     Bank of Granite Corporation (“Bank of Granite”) has completed its acquisition of First Commerce Corporation, a North Carolina corporation (“First Commerce”). First Commerce was merged with and into Bank of Granite Corporation effective at 11:59 p.m. on July 15, 2003. First Commerce and Bank of Granite entered into a merger agreement on December 18, 2002, which they amended on January 22, 2003. Prior to the effective time of the merger, there was no material relationship between First Commerce and Bank of Granite or its affiliates, officers or directors, or any associate of such officers or directors.

     Under the merger agreement and related plan of merger, each shareholder of First Commerce (at the effective time of the merger) will receive one of the following forms of payment of the merger consideration in exchange for each of its shares of First Commerce common stock:

•	1.0377 shares of Bank of Granite common stock – the “per share stock consideration;”

•	0.5186 shares of Bank of Granite common stock and $9.37 of cash – the “per share mixed consideration;” or

•	$18.73 of cash – the “per share cash consideration.”

     The shares of Bank of Granite common stock being paid as merger consideration were registered for issuance pursuant to Bank of Granite’s Registration Statement on Form S-4 (File No. 333-104233), Amendment No. 3 to which was filed with and declared effective by the Securities and Exchange Commission on June 11, 2003.

     The merger consideration was determined by negotiations between management of Bank of Granite and First Commerce and was approved by the board of directors of both companies. In addition, the First Commerce shareholders approved the merger and related plan of merger at a shareholder meeting held at 5:30 p.m. on July 14, 2003. Trident Securities, a division of McDonald Investments, Inc., rendered its opinion that the merger consideration is fair, from a financial point of view, to the First Commerce shareholders. The background of and reasons for the merger, together with a summary of the fairness opinion delivered by Trident Securities, is set forth in the above described registration statement.

     Bank of Granite funded the cash portion of the merger consideration and certain fees and expenses related to the merger with borrowings under a $10,000,000 non-revolving line of credit obtained from Branch Banking and Trust Company, which line of credit is due in full on June 30, 2006.

     By properly submitting a letter of transmittal and election form that was mailed to First Commerce shareholders on July 16, 2003, the First Commerce shareholders may elect the form of payment to receive for each of their shares of First Commerce common stock, subject to a maximum of 543,643 shares of Bank of Granite Corporation common stock and $9,821,748 of cash to be issued and paid as merger consideration.. It is unlikely that this exact mix of merger consideration will be elected by the First Commerce shareholders. As a result, the merger agreement provides rules, which are described in the Registration Statement, to allocate the stock

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and cash forms of merger consideration based on the elections made by the First Commerce shareholders. Accordingly, First Commerce shareholders probably will not receive a portion of the merger consideration in the form elected by them. The merger qualifies as a tax-free reorganization for federal tax purposes.

     First Commerce is a North Carolina corporation formed in 2001 to serve as the holding company for First Commerce Bank, a North Carolina bank. First Commerce is a bank holding company registered with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. First Commerce’s principal source of income is any dividends that are declared and paid by First Commerce Bank on its capital stock. First Commerce has no operations and conducts no business of its own other than owning First Commerce Bank. First Commerce Bank began operations as a commercial bank on July 31, 1996. It operated for the primary purpose of serving the banking needs of small to medium-sized businesses in its market area—Charlotte, North Carolina and the close-by Lake Norman area. It offered a wide range of banking services, including checking and savings accounts; commercial, installment and personal loans; safe deposit boxes; and other associated services.

Item 7.      Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired. The financial statements of First Commerce required by Item 7(a) of Form 8-K are included in First Commerce’s Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 27, 2003, and its Quarterly Report on Form 10-QSB for the three-month period ended March 31, 2003, filed with the Securities and Exchange Commission on May 14, 2003, and are incorporated into this Form 8-K by reference.

(b)	Pro Forma Financial Information. The pro forma financial information of First Commerce required by Item 7(b) of Form 8-K are included in Bank of Granite’s Registration Statement on Form S-4 (File No. 333-104233), filed with the Securities and Exchange Commission on June 11, 2003, and are incorporated into this Form 8-K by reference.

(c)	Exhibits.

2.1	Merger Agreement dated as of December 18, 2002 between Bank of Granite and First Commerce, as amended by Amendment to Merger Agreement dated as of January 22, 2003, included as Appendix A to the proxy statement/prospectus included as part of Bank of Granite’s Registration Statement on Form S-4 (File No. 333-104233), filed with the Securities and Exchange Commission on June 11, 2003, is incorporated herein by reference.

23.1	Consent of McGladrey & Pullen LLP.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2003

BANK OF GRANITE CORPORATION

	By:	/s/ Kirby A. Tyndall

Kirby A. Tyndall
Senior Vice President and
Chief Financial Officer